Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2016

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2016.

Revenues from Operations for the three months ended April 30, 2016, amounted to $4,675,138 compared to revenues of $4,739,448 in the comparable 2015 three-month period, while revenues from Operations for the nine months ended April 30, 2016 were $13,851,806 compared to revenues of 14,085,997 in the comparable 2015 nine-month period.

Net income from Operations for the three months ended April 30, 2016 was $451,391, or $.22 per share, compared to net income from Operations of $421,962, or $.21 per share, in the comparable 2015 three-month period.

Net income from Operations for the nine months ended April 30, 2016 was $1,075,492, or $.53 per share, compared to net income from Operations of $1,189,547, or $.59 per share, in the comparable 2015 nine-month period.

*           *           *

Dated: June 1, 2016